Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS
99th Consecutive Quarter of Revenue Growth
ATLANTA, GEORGIA, July 22, 2026: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the second quarter of 2026.
Key Highlights

•Second quarter revenues were $1.1 billion, an increase of 7.9% over the second quarter of 2025 with organic revenues* increasing 5.7%.
•Quarterly operating income was $201 million, an increase of 1.5% over the second quarter of 2025. Quarterly operating margin was 18.7%, a decrease of 110 basis points compared to the second quarter of 2025. Adjusted operating income* was $210 million, an increase of 2.0% over the prior year. Adjusted operating margin* was 19.5%, a decrease of 110 basis points compared to the prior year.
•Quarterly net income was $144 million, an increase of 1.7% over the prior year. Adjusted net income* was $152 million, an increase of 3.4% over the prior year.
•Adjusted EBITDA* was $236 million, an increase of 2.2% over the prior year. Adjusted EBITDA margin* was 21.9%, a decrease of 120 basis points versus the second quarter of 2025.
•Quarterly EPS was $0.30 per diluted share, a 3.4% increase over the prior year EPS of $0.29. Adjusted EPS* was $0.32 per diluted share, an increase of 6.7% over the prior year.
•Operating cash flow was $173 million for the quarter, a decrease of 1.5% compared to the prior year. Free cash flow* was $166 million for the quarter, a decrease of 1.2% compared to the prior year. The Company invested $117 million in acquisitions, $6 million in capital expenditures, and paid dividends totaling $88 million.
*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.
Management Commentary
"Our second quarter results fell short of our expectations due to slower growth in parts of our residential pest control business, specifically brands more reliant on consumer-initiated demand through search, digital media and inbound calls, as lead volume declined in the quarter. Meanwhile, areas of the business that leverage relationship-based channels, such as home builders and door-to-door sales, delivered solid organic growth in the quarter, reinforcing the importance of our diversified, multi-brand approach. Although we remain cautious regarding near-term demand trends, lead volume improved toward the end of June and has maintained this momentum through the first few weeks of July,” said Jerry Gahlhoff, Jr., President and Chief Executive Officer.

"Demand trends softened during the quarter, while our cost structure remained positioned for a stronger growth environment entering peak season. As a result, our margin performance was below our expectations. We have implemented organizational and operational changes to improve local execution, strengthen accountability, and better align resources with current demand conditions, while continuing to invest in areas that will drive long-term growth. Despite near-term challenges, our balance sheet remains strong, cash flow generation is healthy, and we have significant flexibility to reinvest in our business through our disciplined and balanced approach to capital allocation,” said Will Harkins, Executive Vice President and Chief Financial Officer.

Three and Six Months Ended Financial Highlights

	Three Months Ended June 30,					Six Months Ended June 30,
			Variance					Variance
(unaudited, in thousands, except per share data and margins)	2026	2025	$	%		2026	2025	$	%
GAAP Metrics
Revenues	$1,078,576	$999,527	$79,049	7.9%		$1,985,000	$1,822,031	$162,969	8.9%
Gross profit (1)	$569,946	$537,666	$32,280	6.0%		$1,030,848	$960,036	$70,812	7.4%
Gross profit margin (1)	52.8%	53.8%		(100) bps		51.9%	52.7%		(80) bps
Operating income	$201,359	$198,333	$3,026	1.5%		$346,845	$340,981	$5,864	1.7%
Operating margin	18.7%	19.8%		(110) bps		17.5%	18.7%		(120) bps
Net income	$143,910	$141,489	$2,421	1.7%		$251,748	$246,737	$5,011	2.0%
EPS	$0.30	$0.29	$0.01	3.4%		$0.52	$0.51	$0.01	2.0%
Net cash provided by operating activities	$172,506	$175,122	$(2,616)	(1.5)%		$290,873	$322,014	$(31,141)	(9.7)%

Non-GAAP Metrics
Adjusted operating income (2)	$209,939	$205,900	$4,039	2.0%		$362,732	$352,769	$9,963	2.8%
Adjusted operating margin (2)	19.5%	20.6%		(110) bps		18.3%	19.4%		(110) bps
Adjusted net income (2)	$151,927	$146,902	$5,025	3.4%		$265,156	$254,775	$10,381	4.1%
Adjusted EPS (2)	$0.32	$0.30	$0.02	6.7%		$0.55	$0.53	$0.02	3.8%
Adjusted EBITDA (2)	$236,292	$231,152	$5,140	2.2%		$415,761	$403,009	$12,752	3.2%
Adjusted EBITDA margin (2)	21.9%	23.1%		(120) bps		20.9%	22.1%		(120) bps
Free cash flow (2)	$166,077	$168,046	$(1,969)	(1.2)%	7.5	$277,305	$308,157	$(30,852)	(10.0)%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,				Six Months Ended June 30,
(unaudited, in thousands)	2026		2025		2026		2025
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$1,078,576	100.0%	$999,527	100.0%	$1,985,000	100.0%	$1,822,031	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	328,787	30.5%	298,354	29.8%	618,509	31.2%	560,077	30.7%
Materials and supplies	66,339	6.2%	59,500	6.0%	119,556	6.0%	107,991	5.9%
Insurance and claims	21,932	2.0%	20,734	2.1%	43,079	2.2%	37,258	2.0%
Fleet expenses	46,959	4.4%	41,834	4.2%	89,131	4.5%	78,691	4.3%
Other cost of services provided (1)	44,613	4.1%	41,439	4.1%	83,877	4.2%	77,978	4.3%
Total cost of services provided (exclusive of depreciation and amortization below)	508,630	47.2%	461,861	46.2%	954,152	48.1%	861,995	47.3%

Sales, general and administrative:
Selling and marketing expenses	151,967	14.1%	140,177	14.0%	263,966	13.3%	238,428	13.1%
Administrative employee expenses	95,733	8.9%	89,303	8.9%	185,482	9.3%	170,783	9.4%
Insurance and claims	13,239	1.2%	12,939	1.3%	25,822	1.3%	22,943	1.3%
Fleet expenses	11,775	1.1%	10,443	1.0%	22,037	1.1%	19,846	1.1%
Other sales, general and administrative (2)	62,263	5.8%	54,734	5.5%	120,588	6.1%	106,109	5.8%
Total sales, general and administrative	334,977	31.1%	307,596	30.8%	617,895	31.1%	558,109	30.6%

Depreciation and amortization	33,610	3.1%	31,737	3.2%	66,108	3.3%	60,946	3.3%
Interest expense, net	9,391	0.9%	7,380	0.7%	18,242	0.9%	13,176	0.7%
Other (income) expense, net	2,214	0.2%	(292)	—%	1,751	0.1%	(984)	(0.1)%
Income tax expense	45,844	4.3%	49,756	5.0%	75,104	3.8%	82,052	4.5%
Net income	$143,910	13.3%	$141,489	14.2%	$251,748	12.7%	$246,737	13.5%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with approximately 22,000 employees from more than 850 locations. Rollins is parent to numerous brands, including Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, Orkin UK, Safeguard, Romex Pest Control, Saela Pest Control, Trutech, Waltham Services, and Western Pest Services. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s expectations with respect to financial and business performance; near-term demand trends; lead volumes and consumer-initiated demand through search, digital media, inbound calls, and other channels; the sustainability of any improvement in lead volumes or demand trends experienced toward the end of the second quarter of 2026 or during the first weeks of July 2026; the performance and growth of relationship-based channels, including home builder and door-to-door sales channels; the benefits of the Company’s diversified, multi-brand approach; seasonal profitability, margin performance, margin trends, and the alignment of the Company’s cost structure with demand conditions; the expected effects of organizational and operational changes, including efforts to improve local execution, strengthen accountability, and align resources with demand conditions; investments intended to support long-term growth; the strength of the Company’s balance sheet; cash flow generation; financial flexibility; capital allocation, including reinvestment in the business, acquisitions, capital expenditures, dividends, and share repurchases; and the Company’s ability to execute its strategy and continue to grow.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, July 23, 2026 at 8:30 a.m. Eastern Time to discuss the second quarter 2026 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13761216. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$109,085	$100,004
Trade receivables, net	238,989	202,518
Financed receivables, short-term, net	49,261	44,723
Materials and supplies	42,807	42,982
Other current assets	150,259	82,455
Total current assets	590,401	472,682
Equipment and property, net	126,689	126,187
Goodwill	1,449,382	1,374,664
Intangibles, net	601,532	582,384
Operating lease right-of-use assets	408,136	424,528
Financed receivables, long-term, net	118,181	110,057
Other assets	60,611	50,021
Total assets	$3,354,932	$3,140,523
LIABILITIES
Short-term debt	$215,918	$123,683
Accounts payable	79,759	44,361
Accrued insurance – current	48,706	44,123
Accrued compensation and related liabilities	132,197	128,259
Unearned revenues	196,468	187,670
Operating lease liabilities – current	138,677	137,410
Other current liabilities	126,376	120,019
Total current liabilities	938,101	785,525
Accrued insurance, less current portion	92,394	79,157
Operating lease liabilities, less current portion	273,601	290,765
Long-term debt	487,107	486,147
Other long-term accrued liabilities	134,132	124,608
Total liabilities	1,925,335	1,766,202
STOCKHOLDERS’ EQUITY
Common stock	481,124	481,194
Retained earnings and other equity	948,473	893,127
Total stockholders’ equity	1,429,597	1,374,321
Total liabilities and stockholders’ equity	$3,354,932	$3,140,523

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES
Customer services	$1,078,576	$999,527	$1,985,000	$1,822,031
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	508,630	461,861	954,152	861,995
Sales, general and administrative	334,977	307,596	617,895	558,109
Depreciation and amortization	33,610	31,737	66,108	60,946
Total operating expenses	877,217	801,194	1,638,155	1,481,050
OPERATING INCOME	201,359	198,333	346,845	340,981
Interest expense, net	9,391	7,380	18,242	13,176
Other (income) expense, net	2,214	(292)	1,751	(984)
CONSOLIDATED INCOME BEFORE INCOME TAXES	189,754	191,245	326,852	328,789
PROVISION FOR INCOME TAXES	45,844	49,756	75,104	82,052
NET INCOME	$143,910	$141,489	$251,748	$246,737
NET INCOME PER SHARE - BASIC AND DILUTED	$0.30	$0.29	$0.52	$0.51
Weighted average shares outstanding - basic	481,375	484,643	481,380	484,530
Weighted average shares outstanding - diluted	481,389	484,674	481,397	484,559
DIVIDENDS PAID PER SHARE	$0.1825	$0.1650	$0.3650	$0.3300

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
OPERATING ACTIVITIES
Net income	$143,910	$141,489	$251,748	$246,737
Depreciation and amortization	33,610	31,737	66,108	60,946
Change in working capital and other operating activities	(5,014)	1,896	(26,983)	14,331
Net cash provided by operating activities	172,506	175,122	290,873	322,014
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(116,767)	(226,387)	(135,255)	(253,578)
Capital expenditures	(6,429)	(7,076)	(13,568)	(13,857)
Other investing activities, net	1,554	2,939	2,614	4,344
Net cash used in investing activities	(121,642)	(230,524)	(146,209)	(263,091)
FINANCING ACTIVITIES
Net borrowings (repayments)	51,992	59,989	101,488	155,204
Payment of dividends	(88,092)	(79,463)	(175,941)	(159,373)
Cash paid for common stock purchased	(20,476)	(251)	(42,826)	(14,922)
Other financing activities, net	(1,954)	(4,233)	(17,443)	(9,479)
Net cash used in financing activities	(58,530)	(23,958)	(134,722)	(28,570)
Effect of exchange rate changes on cash and cash equivalents	208	1,218	(861)	3,052
Net increase (decrease) in cash and cash equivalents	$(7,458)	$(78,142)	$9,081	$33,405

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to operating income those expenses associated with the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control, excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses associated with the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow and free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income.

Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.
Set forth below is a reconciliation of the non-GAAP financial measures contained in this release to their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2026	2025	$	%	2026	2025	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$1,078,576	$999,527	79,049	7.9	$1,985,000	$1,822,031	162,969	8.9
Revenues from acquisitions	(21,817)	—	(21,817)	2.2	(51,675)	—	(51,675)	2.8
Organic revenues	$1,056,759	$999,527	57,232	5.7	$1,933,325	$1,822,031	111,294	6.1

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$485,845	$455,665	30,180	6.6	$875,349	$811,978	63,371	7.8
Residential revenues from acquisitions	(13,950)	—	(13,950)	3.0	(32,095)	—	(32,095)	3.9
Residential organic revenues	$471,895	$455,665	16,230	3.6	$843,254	$811,978	31,276	3.9

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$347,913	$320,490	27,423	8.6	$659,639	$604,847	54,792	9.1
Commercial revenues from acquisitions	(4,467)	—	(4,467)	1.4	(9,838)	—	(9,838)	1.7
Commercial organic revenues	$343,446	$320,490	22,956	7.2	$649,801	$604,847	44,954	7.4

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$234,151	$211,855	22,296	10.5	$429,574	$383,985	45,589	11.9
Termite and ancillary revenues from acquisitions	(3,400)	—	(3,400)	1.6	(9,742)	—	(9,742)	2.6
Termite and ancillary organic revenues	$230,751	$211,855	18,896	8.9	$419,832	$383,985	35,847	9.3

Reconciliation of Franchise and Other Revenues to Organic Franchise and Other Revenues

Franchise and other revenues	$10,667	$11,517	(850)	(7.4)	$20,438	$21,221	(783)	(3.7)
Franchise and other revenues from acquisitions	—	—	—	—	—	—	—	—
Franchise and other organic revenues	$10,667	$11,517	(850)	(7.4)	$20,438	$21,221	(783)	(3.7)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2026	2025	$	%	2026	2025	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Margin

Operating income	$201,359	$198,333			$346,845	$340,981
Acquisition-related expenses (1)	8,580	7,567			15,887	11,788
Adjusted operating income	$209,939	$205,900	4,039	2.0	$362,732	$352,769	9,963	2.8
Revenues	$1,078,576	$999,527			$1,985,000	$1,822,031
Operating margin	18.7%	19.8%			17.5%	18.7%
Adjusted operating margin	19.5%	20.6%			18.3%	19.4%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$143,910	$141,489			$251,748	$246,737
Acquisition-related expenses (1)	8,580	7,567			15,887	11,788
Loss (gain) on sale of assets, net (2)	2,196	(292)			2,135	(984)
Tax impact of adjustments (3)	(2,759)	(1,862)			(4,614)	(2,766)
Adjusted net income	$151,927	$146,902	5,025	3.4	$265,156	$254,775	10,381	4.1
EPS - basic and diluted	$0.30	$0.29			$0.52	$0.51
Acquisition-related expenses (1)	0.02	0.02			0.03	0.02
Loss (gain) on sale of assets, net (2)	—	—			—	—
Tax impact of adjustments (3)	(0.01)	—			(0.01)	(0.01)
Adjusted EPS - basic and diluted (4)	$0.32	$0.30	0.02	6.7	$0.55	$0.53	0.02	3.8
Weighted average shares outstanding – basic	481,375	484,643			481,380	484,530
Weighted average shares outstanding – diluted	481,389	484,674			481,397	484,559

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$143,910	$141,489			$251,748	$246,737
Depreciation and amortization	33,610	31,737			66,108	60,946
Interest expense, net	9,391	7,380			18,242	13,176
Provision for income taxes	45,844	49,756			75,104	82,052
EBITDA	$232,755	$230,362	2,393	1.0	$411,202	$402,911	8,291	2.1
Acquisition-related expenses (1)	1,341	1,082			2,424	1,082
Loss (gain) on sale of assets, net (2)	2,196	(292)			2,135	(984)
Adjusted EBITDA	$236,292	$231,152	5,140	2.2	$415,761	$403,009	12,752	3.2
Revenues	$1,078,576	$999,527	79,049		$1,985,000	$1,822,031	162,969
EBITDA margin	21.6%	23.0%			20.7%	22.1%
Incremental EBITDA margin			3.0%				5.1%
Adjusted EBITDA margin	21.9%	23.1%			20.9%	22.1%
Adjusted incremental EBITDA margin			6.5%				7.8%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$172,506	$175,122			$290,873	$322,014
Capital expenditures	(6,429)	(7,076)			(13,568)	(13,857)
Free cash flow	$166,077	$168,046	(1,969)	(1.2)	$277,305	$308,157	(30,852)	(10.0)
Free cash flow conversion	115.4%	118.8%			110.2%	124.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of SG&A to Adjusted SG&A
SG&A	$334,977	$307,596	$617,895	$558,109
Acquisition-related expenses (1)	1,341	1,082	2,424	1,082
Adjusted SG&A	$333,636	$306,514	$615,471	$557,027

Revenues	$1,078,576	$999,527	$1,985,000	$1,822,031
Adjusted SG&A as a % of revenues	30.9%	30.7%	31.0%	30.6%

	Period Ended June 30, 2026	Period Ended December 31, 2025
Reconciliation of Debt and Net Income to Leverage Ratio
Short-term debt (5)	$215,918	$123,683
Long-term debt (6)	500,000	500,000
Operating lease liabilities (7)	412,278	428,175
Cash adjustment (8)	(98,177)	(90,004)
Adjusted net debt	$1,030,019	$961,854

Net income	$531,716	$526,705
Depreciation and amortization	129,906	124,744
Interest expense, net	33,624	28,558
Provision for income taxes	167,273	174,221
Operating lease cost (9)	167,888	159,924
Stock-based compensation expense	41,393	39,707
Adjusted EBITDAR	$1,071,800	$1,053,859

Leverage ratio	1.0x	0.9x

(1) Consists of expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration associated with the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired companies is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total adjusted EPS calculations due to rounding.
(5) The Company's short-term borrowings are presented under the short-term debt caption of our condensed consolidated statement of financial position, net of unamortized discounts.
(6) As of June 30, 2026 and December 31, 2025, the Company had outstanding borrowings of $500 million from the issuance of our 2035 Senior Notes. These borrowings are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of unamortized discount and unamortized debt issuance costs. As of June 30, 2026 and December 31, 2025, the Company had no outstanding borrowings under the Revolving Credit Facility.
(7) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our condensed consolidated statement of financial position.
(8) Represents 90% of cash and cash equivalents per our condensed consolidated statement of financial position as of both periods presented.
(9) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.